Exhibit 99.1

Click Commerce Reports Q1 2006 Non-GAAP EPS of 33 cents, GAAP EPS of 22 cents

Company Posts Record Profits and Revenues

CHICAGO, May 9, 2006 - Click Commerce, Inc. (Nasdaq: CKCM), a leading provider of on-demand supply chain management solutions, today announced record results for its first quarter ended March 31, 2006.

Total first quarter 2006 revenues were $19.7 million, representing over 80% growth from first quarter 2005 revenues of $10.9 million. On a fully-taxed non-GAAP basis, excluding certain charges as described below, net income was $4.3 million, or $0.33 per share on a diluted basis. This represents an improvement of approximately $2.3 million over Q1 2005’s non-GAAP net income of $2.1 million, or $0.18 per share on a diluted basis. On a GAAP basis, net income was $2.9 million, or $0.22 per share for the quarter ended March 31, 2006 compared to $2.6 million, or $0.23 per share for the quarter ended March 31, 2005. The Company’s first quarter results represent its eleventh consecutive profitable quarter, with a non-GAAP net income margin of 22% in the first quarter. Non-GAAP basis adjustments comprise non-cash charges related to the amortization of intangible assets and stock-based compensation, net of related income taxes and the addition of a 41% effective tax rate, applied to the first quarter of 2005.

The Company’s cash and cash equivalents were $22.3 million as of March 31, 2006 compared to $17.5 million as of December 31, 2005. The increase of $4.8 million primarily related to cash flows from operations of $8.2 million and proceeds from exercise of stock options of $1.3 million offset by $3.6 million of cash used in the February 2006 acquisition of the On-Demand Services and Contractor Management Software Business from Elance, Inc. (“Elance”). First quarter days sales outstanding were 101 days as compared to fourth quarter 2005 days sales outstanding of 111 days. Deferred revenue was $15.6 million as of March 31, 2006.

“This is Click Commerce’s best quarter ever. The improved year-over-year results reflect our focus on responsible growth and the successful integration of our acquisitions,” said Michael W. Ferro, Jr., chairman and CEO of Click Commerce. “These efforts continue to add to our top-line growth as well as our bottom-line performance.”

Today, the Company also announced that it has elected David Arney as the Company’s new Chief Financial Officer (“CFO”), effective May 8, 2006. Mr. Arney, with over 20 years of experience as a finance professional, will become the Company’s new CFO, replacing Mike Nelson, who is assuming a new position managing the Company’s M&A efforts and other strategic initiatives. Prior to being named the CFO, Mr. Arney held senior-level financial positions at various technology and business-to-business companies, including Q Interactive, Inc., formerly known as CoolSavings, Inc., where he was CFO from 2001 to 2006. Before that, Mr. Arney held various financial leadership positions at eLoyalty and Trans Union Corporation. Mr. Arney is a CPA and holds an MBA from Northwestern University’s J.J. Kellogg Graduate School of Management.

Conference Call

The Company will hold a conference call to discuss the results today, May 9th, at 9:00 a.m. (EDT), with remarks from Chairman and CEO Michael W. Ferro, Jr. and Michael W. Nelson. David Arney and Nancy Koenig, EVP of Operations, will be joining the call for Q&A. The call will also be broadcast live over the Internet. Investors interested in listening to the Webcast should go to the “Investor Center” on Click Commerce’s Web site, located at www.clickcommerce.com, at least 15 minutes prior to the call.

Information Concerning Forward-Looking Statements

Information contained in this release that are not historical facts and refer to the Company’s future operations are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements involve expectations, estimates, assumptions, beliefs, hopes, plans or strategies regarding the future. These statements are subject to risks and uncertainties and actual results may differ materially from those indicated by these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to: the ability of the Company to integrate acquisitions or investments in other companies, the extent of customer acceptance and utilization of channel management products and services, the impact of competitive products and services, the volume and timing of customer contracts, changes in technology, deployment delays or errors associated with Click Commerce products and the ability to protect Click Commerce’s intellectual property rights. We refer you to the risk factors listed in our annual report on Form 10-K for the year ended December 31, 2005, quarterly reports on Form 10-Q and other filings, which are on file with the Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in any event, condition or circumstance on which such forward-looking statement is based, in whole or in part.

Non-GAAP Financial Measures

The non-GAAP financial measures contained in this earnings press release exclude amortization of intangible assets and an adjustment to present the prior year net income as if such results had been fully taxed. The Company uses these measures for planning and forecasting its future business as well as analyzing such forecasts against past performance. In addition, excluding these charges and including prior year tax expense enhances the Company’s understanding of trends developing in its operations as well as its performance in its market and against its competitors. The Company believes that providing specific financial information on the cost of such expenses, as well as providing non-GAAP net income measures that exclude such items, best allows investors to understand the Company’s ongoing business activities during the quarter. The Company believes that inclusion of certain non-GAAP financial measures provides comparability to similar companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. The non-GAAP financial measures should not be considered as a substitute for, or preferable to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP financial measures used by others.

The Company believes that these non-GAAP financial measures provide an additional tool for investors to evaluate its ongoing operating results and trends. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures as detailed below (in thousands, except earnings per share and margins):

Reconciliation of Non-GAAP Financial Measures (unaudited)

	Three months ended March 31, 2006				Three months ended March 31, 2005
	Net income	Basic Earnings per share	Diluted Earnings per share	Profit Margin	Net income	Basic Earnings per share	Diluted Earnings per share	Profit Margin

As reported GAAP financial measures	$2,917	$0.25	$0.22	15%	$2,630	$0.25	$0.23	24%

Adjustments
Amortization of intangible assets presented in:
Cost of revenues, Product License	431	0.04	0.03	2%	197	0.02	0.02	2%
Operating expense	986	0.08	0.08	5%	720	0.07	0.06	7%
Stock-based compensation	81	0.01	0.01	0%	—	—	—	0%

Income tax effect of non-GAAP adjustments and applying the same current year effective tax rate to prior year	(68)	(0.01)	(0.01)	0%	(1,471)	(0.14)	(0.13)	-13%

Total adjustments	1,430	0.12	0.11	7%	(554)	(0.05)	(0.05)	-5%

Non-GAAP financial measures	$4,347	$0.37	$0.33	22%	$2,076	$0.20	$0.18	19%

About Click Commerce, Inc.

Click Commerce, Inc., (Nasdaq: CKCM), a leading provider of on-demand supply chain management solutions, enables millions of users in 70 countries to collaborate, in real time, with business partners across the extended enterprise. Click Commerce solutions support the unique business processes of multiple industry segments such as manufacturing, aerospace and defense, high-tech, and research and healthcare. Click Commerce enables corporations including Alaska Airlines, BASF, Citibank, Delphi, Eastman Kodak Company, Jabil Global Services, Lockheed Martin, Microsoft, Pier 1, Ryder, SAP, and Verizon to coordinate and optimize business processes, accelerate revenue, lower costs, and improve customer service. More information can be found at www.clickcommerce.com.

Investor Relations:

Mike Nelson

Click Commerce Inc.

312-377-3050

ir@clickcommerce.com

Media Relations:

Nellie Vallieres

Click Commerce Inc.

312-377-3944

nellie.vallieres@clickcommerce.com

CLICK COMMERCE, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands, except per share data)

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS

Current Assets:
Cash, cash equivalents, and short-term investments	$22,327	$17,498
Trade accounts receivable, net	22,043	25,336
Revenue earned on contracts in progress in excess of billings	746	481
Other current assets	3,222	1,879
Total current assets	48,338	45,194
Property and equipment, net	2,922	2,765
Intangibles	24,574	22,129
Goodwill	60,565	48,782
Deferred tax asset	4,194	7,116
Other assets	1,653	1,673
Total assets	$142,246	$127,659

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:

Accounts payable	$1,443	$1,454
Billings in excess of revenues earned on contracts in progress	15	177
Deferred revenue	15,623	16,421
Accrued compensation	3,087	3,190
Accrued rent	1,986	2,610
Accrued expenses and other current liabilities	4,991	4,552
Short-term notes payable	307	829
Total current liabilities	27,452	29,233

Long-term debt	6,456	6,464
Other liabilities	1,185	846
Total liabilities	35,093	36,543

Preferred stock	—	—
Common stock	13	12
Additional paid-in capital	133,769	120,589
Accumulated other comprehensive income	133	194
Treasury stock	(2,923)	(2,923)
Accumulated deficit	(23,839)	(26,756)
Total shareholders’ equity	107,153	91,116

Total liabilities and shareholders’ equity	$142,246	$127,659

Click Commerce, Inc.

Condensed Consolidated Statements of Income

(Dollars in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2006	2005

Revenues
Product license and hardware
Product license	$2,676	$1,963
Hardware	376	—
Total product license and hardware	3,052	1,963
Service
Maintenance and hosting	9,007	3,814
Consulting and implementation service	5,643	3,497
Subscription	1,986	1,651
Total service	16,636	8,962
Total revenues	19,688	10,925

Cost of revenues
Product license and hardware	818	198
Service	6,083	3,989
Total cost of revenues	6,901	4,187

Gross profit	12,787	6,738

Operating expenses
Sales and marketing	2,091	1,146
Research and development	2,439	1,209
General and administrative	2,364	1,006
Amortization of intangible assets	986	720
Stock-based compensation	81	—

Total operating expenses	7,961	4,081

Operating income	4,826	2,657

Other income (expense)	131	(27)

Income before income taxes	4,957	2,630
Income tax expense	2,040	—

Net income	$2,917	$2,630

Basic net income per common share	$0.25	$0.25

Diluted net income per common share	$0.22	$0.23

Weighted average common shares outstanding- basic	11,896,592	10,423,675

Weighted average common shares outstanding - diluted	13,082,101	11,412,852

Click Commerce, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three months ended March 31,
	2006	2005
Cash flows from operating activities:
Net income	$2,917	$2,630
Adjustments to reconcile net income to net cash provided by operating activities:
Income tax expense	2,040	—
Depreciation	353	204
Amortization of intangibles	1,417	917
Provision for doubtful accounts	79	—
Gain on disposal of assets	(13)	—
Stock-based compensation	81	—
Changes in operating assets and liabilities, net of effect of acquisitions:
Trade accounts receivable	4,001	603
Prepaids and other current assets	(1,389)	130
Accounts payable	(18)	(1,303)
Billings in excess of revenues earned on contracts in progress	(162)	2
Deferred revenue	(2,076)	(880)
Accrued compensation	(145)	(2,668)
Accrued rent, accrued expenses and other current liabilities	1,098	415
Other, net	—	243
Net cash provided by operating activities	8,183	293
Cash flows from investing activities:
Purchases of property and equipment	(301)	(156)
Payments for acquisitions, net of transaction costs and cash acquired	(3,894)	(1,986)
Other investing activities	22	—
Net cash used in investing activities	(4,173)	(2,142)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,349	114
Proceeds from long-term debt	—	4,500
Payments on capital lease obligations	—	(3)
Payments of short-term debt obligations	(522)	(1,761)
Payments of long-term debt obligations	(8)	(2,524)
Net cash provided by financing activities	819	326
Net increase (decrease) in cash and cash equivalents	4,829	(1,523)
Cash and cash equivalents at beginning of period	17,498	13,382
Cash and cash equivalents at end of period	$22,327	$11,859